Earnings Conference Call – Second Quarter 2013 August 6, 2013 John Wiehoff, Chairman & CEO Chad Lindbloom, CFO Tim Gagnon, Director, Investor Relations Exhibit 99.2

Safe Harbor Statement
Except for the historical information contained herein, the matters set forth in this presentation and the accompanying earnings release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to such factors as changes in economic conditions, including uncertain consumer demand; changes in market demand and pressures on the pricing for our services; competition and growth rates within the third party logistics industry; freight levels and increasing costs and availability of truck capacity or alternative means of transporting freight, and changes in relationships with existing truck, rail, ocean and air carriers; changes in our customer base due to possible consolidation among our customers; our ability to integrate the operations of acquired companies with our historic operations successfully; risks associated with litigation and insurance coverage; risks associated with operations outside of the U.S.; risks associated with the potential impacts of changes in government regulations; risks associated with the produce industry, including food safety and contamination issues; fuel prices and availability; and the impact of war on the economy; and
other risks and uncertainties detailed in our Annual and Quarterly Reports.
We have included herein certain non-GAAP financial information, including certain fiscal 2012 information adjusted to reflect an acquisition and a divestiture that occurred during 2012.  In addition to helping us assess our operating performance, we believe that these non-GAAP financial measures assist investors in understanding our operations and results.  However, non-GAAP results should not be regarded as a substitute for corresponding GAAP measures, and should be viewed in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Reconciliations of such non-GAAP information to actual results are set forth in Appendices A and B.

C.H. ROBINSON

©2012 C.H. Robinson Worldwide, Inc. All Rights Reserved.

Q2 2013 Results
2013 2012 % Change 2013 2012 % Change
Total revenues $3,288,262 $2,955,714 11.3% $6,282,529 $5,507,828 14.1%
Total net revenues $472,602 $425,523 11.1% $928,324 $840,269 10.5%
Income from
operations
$182,476 $184,914 -1.3% $351,182 $354,459 -0.9%
Net income $111,872 $114,582 -2.4% $215,215 $221,082 -2.7%
Earnings per share
(diluted)
$0.70 $0.71 -1.4% $1.34 $1.36 -1.5%
Three months ended June 30 Six months ended June 30
In thousands, except per share amounts
• Acquired revenues and T-Chek comparisons were impactful in the quarter
• Auto liability settlement of $5 million, negative impact of $.02 to diluted EPS in Q2,
2013

C.H. ROBINSON

©2012 C.H. Robinson Worldwide, Inc. All Rights Reserved.

In thousands
2013 Actual
2012
Actual
T-Chek
Operations
Phoenix
Operations
2012 Pro
Forma
% Change
Pro Forma
Total net revenues
$472,602 $425,523 -$13,354 $46,039 $458,208 3.1%
Personnel expenses
206,009 177,184 -3,601 21,419 195,002 5.6%
Selling, general & admin
79,091 62,589 -2,938 9,952 69,603 13.6%
Acquisition amortization
5,026 836 0 4,067 4,903 2.5%
Total operating expenses
290,126 240,609 -6,539 $35,438 269,508 7.7%
Income from operations
$182,476 $184,914 -$6,815 $10,601 $188,700 -3.3%
Percent of net revenue
38.6% 43.5% 51.0% 23.0% 41.2% -6.3%
Q2 2013 Actual Compared to Q2 2012 Pro Forma
• 2012 Pro Forma includes the effects of the disposition of T-Chek and acquisition of Phoenix as if they had occurred at the beginning of our 2012 fiscal year. A reconciliation of actual results to pro forma appears in Appendix A
• Headcount increased approximately eight percent in the second quarter of 2013 compared to the second quarter of 2012 excluding the employees of Phoenix, Apreo and T-Chek
• SG&A increase was impacted by the settlement of an auto liability claim and the integration costs of Phoenix
Three months ended June 30

C.H. ROBINSON

©2012 C.H. Robinson Worldwide, Inc. All Rights Reserved.

In thousands
2013 Actual
2012
Actual
T-Chek
Operations
Phoenix
Operations
2012 Pro
Forma
% Change
Pro Forma
Total net revenues
$928,324 $840,269 -$26,129 $82,920 $897,060 3.5%
Personnel expenses
418,654 360,622 -7,706 41,100 394,016 6.3%
Selling, general & admin
148,415 123,510 -5,926 18,750 136,334 8.9%
Acquisition amortization
10,073 1,678 0 8,133 9,811 2.7%
Total operating expenses
577,142 485,810 -13,632 $67,983 540,161 6.8%
Income from operations
$351,182 $354,459 -$12,497 $14,937 $356,899 -1.6%
Percent of net revenue
37.8% 42.2% 47.8% 18.0% 39.8% -5.0%
YTD Actual compared to prior YTD Pro Forma
• 2012 Pro Forma includes the effects of the disposition of T-Chek and acquisition of
Phoenix as if they had occurred at the beginning of our 2012 fiscal year. A reconciliation of actual results to pro forma appears in Appendix B
• 2013 Actual compared to Pro Forma 2012 net revenues increased 3.5 percent for the six months ending June 30, 2013 compared to the first six months of 2012
• Pro Forma income from operations decreased 1.6 percent
Six months ended June 30

C.H. ROBINSON

©2012 C.H. Robinson Worldwide, Inc. All Rights Reserved.

Transportation Results Q2 2013
•
Mix change influences net revenue margin
•
Global Forwarding net revenues (Ocean, Air and Customs) represent 18.3% of our transportation net revenues in the second quarter 2013 compared to 8.5% in the second quarter of 2012
2013 2012 % Change 2013 2012 % Change
Total revenues $2,818,077 $2,476,805 13.8% $5,421,259 $4,653,602 16.5%
Total net revenues $431,145 $369,006 16.8% $852,397 $736,222 15.8%
Net revenue margin 15.3% 14.9% 2.7% 15.7% 15.8% -0.6%
Three months ended June 30 Six months ended June 30
TRANSPORTATION  in thousands
TRANSPORTATION NET REVENUE MARGIN PERCENTAGE
2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013
Q1 17.7% 17.8% 16.8% 17.4% 18.3% 20.2% 18.2% 22.6% 17.4% 17.2% 16.9% 16.2%
Q2 16.1% 15.9% 15.4% 16.3% 17.1% 17.9% 15.4% 20.6% 15.8% 16.2% 14.9% 15.3%
Q3 15.6% 16.0% 15.9% 16.3% 17.5% 18.0% 15.9% 19.8% 16.6% 16.4% 15.6%
Q4 16.2% 15.8% 16.0% 15.7% 18.3% 17.7% 19.0% 18.3% 17.6% 16.3% 15.8%

©2012 C.H. Robinson Worldwide, Inc. All Rights Reserved.

Truckload Results Q2 2013
2013 2012 2013 2012 % Change
$264,335 $256,193 3.2% $532,939 $519,775 2.5%
Three months ended June 30 Six months ended June 30
TRUCKLOAD NET REVENUES in thousands
Quarter
Year to
Date
Volume 9% 9%
Pricing * 1% 1%
Net revenue margin
TRUCKLOAD
Year over year change
*Excluding estimated impact of fuel
•
The acquisition of Apreo Logistics contributed approximately four percent to our volume growth in the second quarter of 2013
•
North America Truckload net revenue margins were relatively flat in the second quarter when compared to the second quarter of 2012
•
North American Truckload cost per mile, excluding the impact of fuel and customer pricing increased at nearly the same rate in the second quarter of 2013
% Change

↑	↑
	↓	↓

C.H. ROBINSON

©2012 C.H. Robinson Worldwide, Inc. All Rights Reserved.

LTL Results Q2 2013
2013 2012 % Change 2013 2012 % Change
$60,711 $56,445 7.6% $119,202 $108,272 10.1%
Three months ended June 30 Six months ended June 30
LTL NET REVENUES in thousands
Quarter Year to Date
Volume 8% 10%
Pricing
Net revenue margin
LTL
Year over year change
•
Net revenues increased 7.6 percent in the second quarter of 2013 compared to the second quarter of 2012
•
Volumes grew approximately eight percent in the quarter, driven by growth with large customers
•
Net revenue growth with smaller, transactional customers decreased in the second quarter of 2013 compared to the second quarter of 2012

↓	↓
	↔	↑
	↑	↓

©2012 C.H. Robinson Worldwide, Inc. All Rights Reserved.

C.H. ROBINSON

Intermodal Results Q2 2013
•
Intermodal net revenue decreased 1.0 percent in the second quarter of 2013 compared to the second quarter of 2012
•
Volumes declined in the second quarter of 2013 compared to the second quarter of 2012, largely a result of less business with smaller, transactional customers and available truckload capacity
2013 2012 % Change 2013 2012 % Change
$9,920 $10,019 -1.0% $19,021 $19,730 -3.6%
Three months ended June 30 Six months ended June 30
INTERMODAL NET REVENUES  in thousands
Year over year change
Volume
Pricing
Net revenue margin
Quarter
Year to
Date

Phoenix Integration Update
•
Integration initiatives are on track through the second quarter of 2013
•
Technology transition for the Phoenix offices has begun and will continue for many months
•
Sales teams are active in communicating the CHRW service portfolio to Phoenix customers
2013 2012 % Change
Actual C.H. Robinson
net revenue
$79,095 $31,469 151.3%
Phoenix net revenue * $46,039
Total * $79,095 $ 77,508 2.0%
Three months ended June 30
OCEAN, AIR, AND CUSTOMS NET REVENUE
In thousands
* See Appendix A & B
2013 2012 % Change
$146,957 $ 59,503 147.0%
$82,920
$146,957 $142,423 3.2%
Six months ended June 30

↑	↑
	↓	↓
	↑	↑

	↑	↑
	↓	↓
	↓	↓

C.H. ROBINSON

©2012 C.H. Robinson Worldwide, Inc. All Rights Reserved.

Global Forwarding Results Q2 2013
Ocean, Air and Customs
2013 2012 % Change 2013 2012 % Change
Ocean $49,124 $16,958 189.7% $91,612 $32,719 180.0%
Air $20,202 $10,577 91.0% $36,970 $19,450 90.1%
Customs $9,769 $3,934 148.3% $18,375 $7,334 150.5%
Three months ended June 30 Six months ended June 30
NET REVENUES  in thousands
Quarter Year to Date
Volume
Pricing
Net revenue margin
OCEAN
Quarter Year to Date
Volume
Pricing
Net revenue margin
AIR
Year over year change
Year over year change
•
Volume synergies are yielding positive results
•
Global Forwarding environment remains challenging and competitive

C.H. ROBINSON

©2012 C.H. Robinson Worldwide, Inc. All Rights Reserved.

Other Logistics Services Results Q2 2013
•
Other Logistics Services net revenues include transportation management services, warehousing and small parcel
•
The sales pipeline for logistics and supply chain services is full and our value proposition is well positioned for customer needs
2013 2012 % Change 2013 2012 % Change
$17,084 $14,880 14.8% $34,278 $28,942 18.4%
Three months ended June 30
Six months ended June 30
NET REVENUES  in thousands

C.H. ROBINSON
©2012 C.H. Robinson Worldwide, Inc. All Rights Reserved.

Sourcing Results Q2 2013
•
Net revenues decreased 3.6 percent in the second quarter of 2013 compared to the second quarter of 2012
•
Case volume increased approximately one percent in the second quarter of 2013 compared to the second quarter of 2012
•
Weather impacted product availability and yields in key commodities
2013 2012 % Change 2013 2012 % Change
Total revenues $466,811 $462,597 0.9% $854,663 $822,327 3.9%
Total net revenues $38,752 $40,205 -3.6% $70,598 $72,148 -2.1%
Net revenue margin 8.3% 8.7% -4.5% 8.3% 8.8% -5.9%
Three months ended June 30 Six months ended June 30
SOURCING  in thousands

©2012 C.H. Robinson Worldwide, Inc. All Rights Reserved.

2013 2012 % Change 2013 2012 % Change
Net cash provided by operating
activities
$116,320 $32,944 253.1% $58,271 $110,028 -47.0%
Capital expenditures, net $12,400 $11,150 11.2% $22,577 $24,970 -9.6%
Three months ended June 30 Six months ended June 30
2 Quarter,
2013
Through
June 30, *
2013
Shares repurchased 872,225 2,435,817
Average price per
share
$57.26 $60.08
Total cost of shares
repurchased
$49,944 $146,352
June 30, 2013
Cash &
investments
$150,017
Current assets $1,782,968
Total assets $2,291,545
Debt $365,652
Current liabilities $1,330,987
Stockholders’
investment
$1,499,065
CASH FLOW DATA
2013
BALANCE SHEET DATA REPURCHASES OF COMMON STOCK
Other Financial Information
In thousands, except share and per share amounts
*year to date total includes the shares withheld on the delivery of restricted shares to employees in quarter one
nd

A look ahead
•
Divestiture of T-Chek and the acquisitions of Phoenix International and Apreo will continue to affect our results, as planned
•
The North American truckload market conditions remain balanced and competitive
•
We will continue to pursue profitable market share growth
•
We will continue to invest in the long term success of our business

2012 Actual	T-Chek Operations (1)	Phoenix Operations (1)	2012 Pro Forma
Total revenues	$2,955,714	-$13,354	$223,408	$3,165,768
Purchased transportation and related services	2,107,799	$0	177,369	2,285,168
Purchased products sourced for resale	422,392	0	0	422,392
Total purchased services and products	2,530,191	$0	177,369	2,707,560
Net revenues (2)	425,523	-13,354	46,039	458,208
Personnel expenses	177,184	-3,601	21,419	195,002
Selling, general and administrative expenses	62,589	-2,938	9,952	69,603
Amortization of acquisition intangibles	836	0	4,067	4,903
Total other operating expenses	240,609	-6,539	35,438	269,508
Income from Operations	$189,914	-$6,815	$10,601	$188,700

C.H. ROBINSON

©2012 C.H. Robinson Worldwide, Inc. All Rights Reserved.

Appendix A: 2012 Actual to Pro Forma Reconciliation
In thousands
Three months ended June 30
1. Adjustments have been made to historical Phoenix operations for the addition of amortization expense of finite-lived intangible assets recorded in connection with the acquisition ($4,067), rent expense for lease agreements entered into in connection with the acquisition ($84), and depreciation on a building acquired in the acquisition ($37).
An adjustment has also been made for the elimination of contractual changes in compensation ($5,080). There were no pro forma adjustments to the T-Chek historical results.
2. Net revenues are our total revenues less purchased transportation and related services and purchased products sourced for resale.

2012 Actual	T-Chek Operations (1)	Phoenix Operations (1)	2012 Pro Forma
Total revenues	$5,507,828	-$26,129	$406,608	$5,888,307
Purchased transportation and related services	3,917,380	$0	323,688	4,241,068
Purchased products sourced for resale	750,179	0	0	750,179
Total purchased services and products	4,667,559	$0	323,688	4,991,247
Net revenues (2)	840,269	-26,129	82,920	897,060
Personnel expenses	360,622	-7,706	41,100	394,016
Selling, general and administrative expenses	123,510	-5,926	18,750	136,334
Amortization of acquisition intangibles	1,678	0	8,133	9,811
Total other operating expenses	485,810	-13,632	67,983	540,161
Income from Operations	$354,459	-$12,497	$14,937	$356,899

C.H. ROBINSON

©2012 C.H. Robinson Worldwide, Inc. All Rights Reserved.

Appendix B: 2012 Actual to Pro Forma Reconciliation
In thousands
Six months ended June 30
1. Adjustments have been made to historical Phoenix operations for addition of amortization expense of finite-lived intangible assets recorded in connection with the acquisition ($8,133), rent expense for lease agreements entered into in connection with the acquisition ($168), and depreciation on a building acquired in the acquisition ($75).
An adjustment has also been made for the elimination of contractual changes in compensation ($5,080). There were no pro forma adjustments to the T-Chek historical results.
2. Net revenues are our total revenues less purchased transportation and related services and purchased products sourced for resale.

C.H. ROBINSON

©2012 C.H. Robinson Worldwide, Inc. All Rights Reserved.

Appendix C: 2012 & 2011 Truckload, LTL & Customs
quarterly net revenue
In thousands
2012 2011
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
Truckload $263,582 $256,193 $269,097 $271,248 $248,577 $264,029 $268,376 $256,894
LTL 51,827 $56,445 58,863 57,025 45,923 50,273 52,990 49,549
Total Truck $315,409 $312,638 $327,960 $328,273 $294,500 $314,302 $321,366 $306,443
Customs $3400 $3,934 $4,109 $6,782 $2,935 $3,306 $3,490 $3,369
Other Logistics Services 14,062 14,880 13,087 15,420 11,130 11,542 11,262 12,838
Total Other Logistics
Services
$17,462 $18,814 $17,196 $22,202 $14,065 $14,848 $14,752 $16,207